UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

March 27, 2012

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5271 Viewridge Court, Suite 100

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of April 6, 2012, George Kreigler, our Chief Operating Officer, will be leaving the Company to pursue other interests. In connection with Mr. Kreigler’s Employment Agreement dated September 21, 2009, we have entered into a Separation Agreement with Mr. Kreigler pursuant to which we have agreed to pay Mr. Kreigler a lump sum severance payment of $190,670.08, which is equal to seven months of his current base salary, pay COBRA premiums under our health care plan on Mr. Kreigler’s behalf for up to six months, and provide for continued vesting of certain stock options for a period of six months. The Separation Agreement includes a release of claims.

The foregoing description of Mr. Kreigler’s separation agreement is qualified in its entirety by the full text of such agreement, which will be filed as an exhibit to our quarterly report for the quarter ending March 31, 2012.

(e) The information set forth above in item (b) is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin Royal
Kevin Royal
Chief Financial Officer

Date: March 30, 2012